                                                                   EXHIBIT 10.26

                 ASSIGNMENT APPROVAL BY ALASKA PIPELINE COMPANY
               AND JOINDER AND RATIFICATION BY AURORA GAS, LLC OF
                    THE GAS SALES AGREEMENT BETWEEN AND AMONG
                         ANADARKO PETROLEUM CORPORATION,
               PHILLIPS ALASKA, INC., AND ALASKA PIPELINE COMPANY

      This Assignment Approval by Alaska Pipeline Company and Joinder and Ratification by Aurora Gas, LLC ("Assignment") of the Gas Sales Agreement Between and Among Anadarko Petroleum Corporation, Phillips Alaska, Inc., and Alaska Pipeline Company ("Agreement") is entered into by and among Anadarko Petroleum Corporation ("Anadarko"), Aurora Gas, LLC ("Aurora"), and Alaska Pipeline Company ("APC").

      WHEREAS, under Section 13.12 of the Agreement, Anadarko's obligations are distinct from those of ConocoPhillips Alaska, Inc. (formerly known as Phillips Alaska, Inc.) ("CPA");

      WHEREAS, Anadarko has agreed to assign to Aurora all of its lease interests in the Field, as defined in Exhibit E to the Agreement, a copy of which is attached as Exhibit 1 and incorporated in full by reference, which lease interests will be assigned in a separate instrument or instruments;

      WHEREAS, Anadarko has agreed to assign all of its rights, duties, obligations, responsibilities, and interests in and under the Agreement to Aurora;

      WHEREAS, Aurora desires to assume Anadarko's rights, duties, obligations, responsibilities, and interests in and under the Agreement, and to join and ratify the Agreement and dedicate the gas in the Field to the performance of the Agreement;

      WHEREAS, the Agreement provides at Section 13.2 that no party may assign its obligations under the Agreement without first obtaining the written consent of the other parties, which consent shall not be unreasonably withheld or delayed;

      WHEREAS, the Agreement provides at Section 13.3 that Anadarko shall not assign any lease used to supply gas under the Agreement unless the assignee ratifies and joins in the Agreement as a party seller by executing an instrument describing the lease and dedicating the gas to the performance of the Agreement; and

      NOW THEREFORE, the parties desire to provide for approval, ratification, and joinder as provided in the Agreement and in this Assignment, and agree for good and valuable consideration, the receipt and sufficiency of which are acknowledged, as follows:

      1. Anadarko assigns all of its rights, duties, obligations, responsibilities, and interests in and under the Agreement to Aurora.

      2. Aurora hereby accepts and assumes Anadarko's rights, duties, obligations, responsibilities, and interests in and under the Agreement and agrees to fully and faithfully perform the Agreement in accordance with its terms and conditions.

      3. Aurora ratifies and joins in the Agreement as a party seller and dedicates the gas in the Field to performance of the Agreement.

      4. APC consents to the assignment of Anadarko's rights, duties, obligations, responsibilities, and interests in and under the Agreement to Aurora and agrees to accept Aurora's performance of those rights, duties, obligations, and responsibilities and APC agrees to release Anadarko from any and all obligations under the Agreement except the obligation to Backup the daily and annual volumes set forth in the 2002 Production Schedule (Exhibit 2) as specifically set forth in Paragraph 9 below.

      5. This Assignment shall be effective upon the date of the recording in the Anchorage Recording District of the instruments conveying Anadarko's lease interests in the Field to Aurora.

      6. Aurora has received the February 2002 Production Schedule (attached as
Exhibit 2) required by paragraph 3.3.6 of the Agreement and acknowledges and agrees that the Production Schedule sets the maximum amount of gas APC is required to take under the Agreement.

      7. Aurora agrees that the Agreement is amended to prohibit assignment by Aurora except in the sole discretion of APC, and that APC may withhold for any reason its agreement to an assignment.

      8. Aurora agrees that it will commence construction of a pipeline to connect the Field to a pipeline which connects with APC's pipeline system so that gas deliveries can be made to APC under the Agreement by March 31, 2003 but in no event later than October 31, 2003. If Aurora fails to construct and connect the pipeline Anadarko will construct and connect the pipeline.

      9. Anadarko agrees that upon execution of the Assignment by APC, Anadarko will Backup the daily and annual volumes set forth in the 2002 Production Schedule (Exhibit 2) until such time as the Field is connected by pipeline to a pipeline which connects with APC's pipeline system and volumes from the Field have been made available to APC for twelve (12) consecutive months from the date the well is connected. APC agrees that deliveries of gas to satisfy Anadarko's Backup obligations can be made available to APC at any currently existing or future receipt points located on APC's pipeline system. If gas in the volumes set forth in the Agreement is available in any month but APC does not take it, the gas shall be deemed delivered for purposes of this provision.

      "Backup" means to supply annually and daily one-half of the gas quantities set forth on the 2002 Production Schedule which APC requires but Aurora does not supply for any reason. For example, the 2002 Production Schedule provides for a Daily Peak Rate of 13 MMcf in 2004. If on a given day in 2004 APC requires 12 MMcf and Aurora supplies only 10 MMcf, Anadarko would be required to supply 1 MMcf on that day.

      10. APC acknowledges that Anadarko has not made any warranties or guarantees that the Field contains gas adequate to satisfy the Annual Purchase Obligations set forth in the Agreement. APC further acknowledges that Anadarko is not required by the terms of the Agreement to produce any specific volume of gas once the Field is connected nor is Anadarko obligated to Backup the volumes set forth in the 2002 Production Schedule after the Field is connected, except as set forth in Paragraph 9 above.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the dates indicated below.


Anadarko Petroleum Corporation              Aurora Gas, LLC

By /s/ P. R. Pharmafer                      By /s/ G. Scott Pfoff
   ------------------------------              ---------------------------------
Its Agent and Attorney-in Fact              Its President
Date 12-26-2002                             Date 12/26/02

Alaska Pipeline Company

By /s/ Daniel M. Dieckgraeff
   ------------------------------
Its Vice President
Date 12-13-02

                                    EXHIBIT 1
 to Assignment Approval by Alaska Pipeline Company and Joinder and Ratification by Aurora Gas, LLC of the Gas Sales Agreement Between and Among Anadarko Petroleum Corporation, Phillips Alaska, Inc., and Alaska Pipeline Company

                                    EXHIBIT E

                  TO THE GAS SALES AGREEMENT BETWEEN AND AMONG
           ANADARKO PETROLEUM CORPORATION, PHILLIPS ALASKA, INC., AND
                             ALASKA PIPELINE COMPANY

                                    THE FIELD

                                LEGAL DESCRIPTION

Seward Meridian, Township 11 North, Range 11 West:

      The following lands within U.S. Survey 1865:

            Sections 3-10 (protracted), all;
            Sections 15-19 (protracted) (fractional), all;

      and

      All tidelands and submerged lands within the following sections:

            Sections 15-22 (protracted).

Seward Meridian, Township 11 North, Range 12 West:

      The following lands within U.S. Survey 1865:

            Sections 1-2 (protracted), all;
            Section 3 (protracted) (fractional), all;
            Section 10 (protracted) (fractional), all;
            Sections 11-14 (protracted), all;
            Section 15 (protracted) (fractional), all;
            Section 22 (protracted) (fractional), all;
            Section 23 (protracted), all;
            Sections 24-27 (protracted) (fractional), all (not including any tidelands or submerged lands);

      and

      GAS SALES AGREEMENT
      Page 52

                                    EXHIBIT E
                               Page 1 of 4 pages

Exhibit 1
Page 2 of 4

      The following lands outside U.S. Survey 1865:

            Tract A, comprising the following:

                  Section 3 (fractional), all;
                  Sections 4-9, all;
                  Section 10 (fractional), all;
                  Section 15 (fractional), all;
                  Sections 16-18, all;
                  Section 21, all;
                  Section 22 (fractional), all;
                  Section 27 (fractional), all (not including USS 1808, USS 4548
                        (Lot 1), USS 4548 (Lot 2), USS 3895, or any tidelands or submerged lands);
                  Section 28 (fractional), all(not including USS 3895, USS
                        4549(Lot 1), USS 4549 (Lot 2), USS 4549 (Lot 3), USS
                        4549 (Lot 4), USS 4550, or any tidelands or submerged lands).

            and

            U.S. Survey 1808;
            U.S. Survey 3895;
            U.S. Survey 3895;
            U.S. Survey 4548 (Lots 1 and 2);
            U.S. Survey 4549 (Lots 1,2, 3 and 4);
            U.S. Survey 4550.

Seward Meridian, Township 12 North, Range 11 West:

      The following lands outside U.S. Survey 1865:

            Tract A, comprising the following:

                  Sections 3-10, all;
                  Sections 15-18, all;
                  Section 19 (fractional), all;
                  Section 20 (fractional), all (not including USS 4547); Sections 21-22,all;
                  Sections 27-28 (fractional), all;
                  Section 29 (fractional), all (not including USS 4547);

GAS SALES AGREEMENT
Page 53

                                    EXHIBIT E
                               Page 2 of 4 pages

Exhibit 1
Page 3 of 4

      and

            U.S. Survey 4547;

      and

      The following lands within U.S. Survey 1865:

            Sections 19-20 (protracted) (fractional), all;
            Sections 27-29 (protracted) (fractional), all;
            Sections 30-34 (protracted), all.

Seward Meridian, Township 12 North, Range 12 West:

      The following lands outside U.S. Survey 1865:

            Tract A, comprising the following:

                  Sections 1-21, all;
                  Sections 22-24 (fractional), all;
                  Sections 27 (fractional), all;
                  Sections 28-33, all;
                  Sections 34 (fractional), all;

      and

      The following lands within U.S. Survey 1865:

                  Sections 22-24 (protracted) (fractional), all;
                  Sections 25-26 (protracted), all;
                  Section 27 (protracted) (fractional), all;
                  Section 34 (protracted) (fractional), all;
                  Sections 35-36 (protracted), all.

GAS SALES AGREEMENT
Page 54

                                    EXHIBIT E
                               Page 3 of 4 pages

Exhibit 1
Page 4 of 4

Seward Meridian, Township 13 North, Range 11 West:

      The following lands within Tract A:

            Section 13, SE4;
            Sections 19-36, all (not including USS 3964);

      and

      The lands within U.S. Survey 3964 (Lots 1 and 2).

GAS SALES AGREEMENT
Page 55

                                   EXHIBIT E
                               Page 4 of 4 pages

[PHILLIPS ALASKA, INC. LOGO]                   EXHIBIT 2
                              to Assignment Approval by Alaska Pipeline Company
                            and Joinder and Ratification by Aurora Gas, LLC of
                                 the Gas Sales Agreement Between and Among
                             Anadarko Petroleum Corporation, Phillips Alaska,
                                     Inc., and Alaska Pipeline Company

                                                                 January 31,2002

      P.O. BOX 100360
      ANCHORAGE, ALASKA 99510-0360

      Joseph C. Falcone
      Commercial Consultant
      Kuparuk and Cook Intel Business Group
      ATO Room 1168
      Phone 907-265-1686
      Fax 907-263-4486
      E-mail jfalcone@ppco.com

Mr. Dan Dieckgraeff
Vice President, Finance and Rates
Enstar Natural Gas Company
3000 Spenard Road
Anchorage, Alaska 99519-0288

Via Facsimile Transmission to 276-6696

RE: MOQUAWKIE FIELD PRODUCTION SCHEDULE

Dear Dan:

Per Article 3.3.2 of the Alaska Pipeline/Anadarko/Phillips gas contract for Moquawkie gas, we are providing Alaska Pipeline with a revised Production Schedule. Other than the start date, the Engineer's Report you received last year still reflects a reasonable production profile of the 2400' sand that was tested. There are indications that other sands in the Lone Creek #1 well may be productive, but we have no new data to support this hypothesis.

We recognize there have been delays compared to the Moquawkie project as originally conceived, but we will stand behind our backstop agreement to insure your requirements are met.

The present target for Moquawkie start up is October 1, 2002. As such, our basis for the revised Production Schedule for Moquawkie remains the DeGolyer and MacNaughton report as of December 31, 2000. For our Production Schedule we have "time shifted" the start of the production profile 273 days from January 1 to October 1.

If you have any questions, please give me a call.

Yours truly,

/s/ Joseph Falcone
------------------
Joseph Falcone

Attachment:
     2002 Production Schedule

cc:     Scott Jepsen, Phillips
        Dave Anderson, Anadarko

Exhibit 2
Page 2 of 2

             PROVED PLUS PROBABLE RESERVES AS OF DECEMBER 31, 2000
                   ATTRIBUTABLE TO THE CARYA 2-4.2 RESERVOIR
                             IN THE MOQUAWKIE FIELD

      (Gas volumes are expressed at 60 degrees Fahrenheit and 14.65 psia)

           Full                            Daily
        Wellstream               Annual   Average   Daily Peak
        Production   Shrinkage   Sales     Sales       Rate
           (MMcf)      (MMcf)    (MMcf)   (MMcf)      (MMcf)
        ----------   ---------   ------   -------   ----------
2001          0           0           0       0           0
2002        486           8         478     5.2        13.0
2003      1,929          31       1,898     5.2        13.0
2004      1,929          31       1,898     5.2        13.0
2005      1,929          31       1,898     5.2        13.0
2006      1,858          31       1,827     5.0        12.5
2007      1,540          31       1,509     4.1        10.3
2008      1,139          31       1,108     3.0         7.6
2009        849          31         818     2.2         5.6
2010        638          31         607     1.7         4.2
2011        485          31         454     1.2         3.1
2012        374          31         343     0.9         2.3
2013        292          31         261     0.7         1.8
2014        247          31         216     0.6         1.5
2015        193          23         170     0.6         N/A

Total    13,888         403      13,484

Notes:
1. Probable reserves have not been risk adjusted.

2. N/A = Not applicable